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                                                                       Exhibit 8



                       TABLE OF REGISTRANT'S SUBSIDIARIES

Currently, Chartered has five subsidiaries, the particulars of which are as follows:

                                                           Country of            Date of           Proportion of ownership
Name of subsidiary                                        incorporation       incorporation                interest
------------------                                      -----------------     -------------        -----------------------
Chartered Silicon Partners Pte Ltd.                         Singapore           March 1997                   51%
Chartered Semiconductor Manufacturing Inc.                     U.S.             June 1991                   100%
Chartered Semiconductor Japan Kabushiki Kaisha                Japan            October 2000                 100%
Chartered Semiconductor Taiwan Ltd.                           Taiwan           August 2000                  100%
Chartered Semiconductor Europe Ltd.                     England and Wales       March 2001                  100%